EXHIBIT 99.1

Exponent Reports First Quarter Fiscal Year 2015 Results

MENLO PARK, Calif., April 22, 2015 (GLOBE NEWSWIRE) -- Exponent, Inc. (Nasdaq:EXPO) today reported financial results for the first quarter ended April 3, 2015.

For the first quarter of 2015, revenues before reimbursements increased 4% to $76,141,000, from $72,967,000 in the same period one year ago. Total revenues increased 6% to $80,293,000 from $75,962,000 in the same period one year ago.

Net income for the first quarter increased 13% to $10,333,000 from $9,154,000 in the first quarter of 2014. Earnings per diluted share increased to $0.75 as compared to $0.66 in the same quarter in 2014. EBITDA1 increased 11% to $18,418,000, as compared to $16,643,000 in the same period one year ago.

During the quarter, Exponent repurchased $3.5 million of common stock and paid dividends of $4 million. The Company closed the quarter with $145 million in cash, cash equivalents and short-term investments.

"For the first quarter, we delivered solid revenue growth, improved utilization and strong profitability," commented Dr. Paul Johnston, President and CEO. "We are pleased that clients continued to call upon us to assist them with their most significant litigation matters and product recalls as well as to help them with risk management and new product development. We had notable performances from our material science, mechanical engineering, polymers science, human factors, structural engineering and construction consulting practices as well as in our environmental group.

"For the full year of 2015, we continue to expect growth in revenues before reimbursements to be in the low to mid-single digits and the EBITDA1 margin to be approximately flat with the 25% we achieved in 2014. Our underlying growth remains in the high single digits but will be partially offset by a significant decline in defense work and a major project stepping down in the second half of 2015.

"We remain focused on further expanding our unique market position in assessing the reliability, safety, human health and environmental issues of increasingly complex technologies, products, and processes," concluded Dr. Johnston.

Today's Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, Wednesday, April 22, 2015, starting at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. The audio of the conference call is available by dialing (888) 401-4669 or (719) 325-2429. A live webcast of the call will be available on the Investor Relations section of the Company's website at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing (888) 203-1112 or (719) 457-0820, and entering passcode 7905988#.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent's multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 90 technical disciplines to address complicated issues facing industry and government today. The firm has been best known for analyzing accidents and failures to determine their causes, but in recent years, it has become more active in assisting clients with human health, environmental and engineering issues associated with new products to help prevent problems in the future.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. The Private Securities Litigation Reform Act of 1995 subject to the safe harbor creates such forward-looking statements. When used in this document and in the documents incorporated herein by reference, the words "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading "Risk Factors" and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

1 EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of the measures to GAAP is set forth below.

EXPONENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters Ended April 3, 2015 and April 4, 2014
(unaudited)
(in thousands, except per share data)

	Quarters Ended
	April 3,	April 4,
	2015	2014

Revenues
Revenues before reimbursements	$ 76,141	$ 72,967
Reimbursements	4,152	2,995

Revenues	80,293	75,962

Operating expenses
Compensation and related expenses	51,115	48,858
Other operating expenses	6,510	6,317
Reimbursable expenses	4,152	2,995
General and administrative expenses	3,488	3,698

	65,265	61,868

Operating income	15,028	14,094

Other income
Interest income, net	34	44
Miscellaneous income, net	2,009	1,227
	2,043	1,271

Income before income taxes	17,071	15,365

Income taxes	6,738	6,211

Net income	$ 10,333	$ 9,154

Net income per share:
Basic	$ 0.78	$ 0.68
Diluted	$ 0.75	$ 0.66

Shares used in per share computations:
Basic	13,311	13,537
Diluted	13,695	13,940

EXPONENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
April 3, 2015 and January 2, 2015
(unaudited)
(in thousands)

	April 3,	January 2,
	2015	2015
Assets
Current assets:
Cash and cash equivalents	$ 123,658	$ 129,490
Short-term investments	21,368	24,913
Accounts receivable, net	88,076	86,368
Prepaid expenses and other assets	12,121	14,727
Deferred income taxes	11,602	11,002
Total current assets	256,825	266,500
Property, equipment and leasehold improvements, net	27,587	28,264
Goodwill	8,607	8,607
Other assets	64,224	61,928
	$ 357,243	$ 365,299

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$ 8,933	$ 8,935
Accrued payroll and employee benefits	40,169	62,184
Deferred revenues	5,776	8,226
Total current liabilities	54,878	79,345
Other liabilities	46,633	39,607
Deferred rent	1,914	2,059
Total liabilities	103,425	121,011

Stockholders' equity:
Common stock	16	16
Additional paid-in capital	174,161	160,225
Accumulated other comprehensive loss	(1,412)	(904)
Retained earnings	248,089	246,961
Treasury stock, at cost	(167,036)	(162,010)
Total stockholders' equity	253,818	244,288
	$ 357,243	$ 365,299

EXPONENT, INC.
EBITDA and EBITDAS (1)
For the Quarters Ended April 3, 2015 and April 4, 2014
(unaudited)
(in thousands)

	Quarters Ended
	April 3,	April 4,
	2015	2014

Net Income	$ 10,333	$ 9,154

Add back (subtract):

Income taxes	6,738	6,211
Interest income, net	(34)	(44)
Depreciation and amortization	1,381	1,322

EBITDA (1)	18,418	16,643

Stock-based compensation	5,221	5,293

EBITDAS (1)	$ 23,639	$ 21,936

(1) EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to compliment operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.